EXHIBIT 25.1

                             POWER OF ATTORNEY


      Terry L. Purchal whose signature appears below does hereby make, constitute and appoint Paul M. Friedman, Howard Rubin, Joseph T. Jurkowski Jr., and Samuel L. Molinaro as his/her true and lawful attorney with power to execute, deliver and file, for and on his or her behalf, and in his or her name and in his or her capacity or capacities as stated below, any amendment or amendments to this Registration Statement, making such changes in the Registration Statement as such person deems appropriate.

                                          /s/ Terry L. Purchal
                                          Name:  Terry L. Purchal
                                          Title: Controller
                                          Date:  March 2, 2000